EXHIBIT 9.1

                              AMENDED AND RESTATED


                                    EXCHANGE

                                       AND

                             STOCKHOLDERS' AGREEMENT


                          dated as of February 9, 2004


                                  by and among


                      NORTH ATLANTIC HOLDING COMPANY, INC.

                      NORTH ATLANTIC TRADING COMPANY, INC.



                                       and


                          THE STOCKHOLDERS NAMED HEREIN



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                                TABLE OF CONTENTS


                                                                                                                        PAGE

ARTICLE 1                 BOLLORE RESTRICTIONS............................................................................2

           1.1       Bollore Restrictions.................................................................................2

           1.2       Indemnification......................................................................................4

ARTICLE 2                 MANAGEMENT......................................................................................4

           2.1       Board of Directors...................................................................................4

           2.2       Transaction Approval.................................................................................5

ARTICLE 3                 TRANSFERS OF SHARES.............................................................................5

           3.1       General Restrictions.................................................................................5

           3.2       Permitted Transfers..................................................................................6

ARTICLE 4                 REPURCHASE OF SHARES............................................................................6

           4.1       Death of a Principal.................................................................................6

           4.2       Termination, Bankruptcy or Transfer of Stockholders..................................................7

           4.3       Repurchase Price, Closing and Terms of Payment.......................................................7

           4.4       No Right of Employment...............................................................................7

           4.5       Prohibition of Repurchase............................................................................8

ARTICLE 5                 CERTAIN RIGHTS AND OBLIGATIONS TO TRANSFER SHARES...............................................8

           5.1       Tag-Along Right......................................................................................8

           5.2       Take-Along Right.....................................................................................9

           5.3       Registration Rights..................................................................................9

ARTICLE 6                 RESTRICTIVE ENDORSEMENTS........................................................................9

           6.1       Restrictive Endorsements.............................................................................9

ARTICLE 7                 DEFINITIONS....................................................................................10

ARTICLE 8                 MISCELLANEOUS..................................................................................13

           8.1       Waiver of Default...................................................................................13

           8.2       Amendment...........................................................................................13

           8.3       No Third Party Rights...............................................................................13

           8.4       Severability........................................................................................14

           8.5       Binding Agreement...................................................................................14

           8.6       Effectiveness of Agreement..........................................................................14


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                        PAGE

           8.7       Headings............................................................................................14

           8.8       Word Meanings.......................................................................................14

           8.9       Counterparts........................................................................................14

           8.10      Entire Agreement....................................................................................14

           8.11      Arbitration.........................................................................................14

           8.12      Governing Law; Consent to Jurisdiction and Venue....................................................15

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                        AMENDED AND RESTATED EXCHANGE AND

                             STOCKHOLDERS' AGREEMENT

           THIS AMENDED AND RESTATED EXCHANGE AND STOCKHOLDERS' AGREEMENT (this
"Agreement") is made and entered into as of February 9, 2004, by and among North
Atlantic Holding Company, Inc., a Delaware corporation (the "Company"), North
Atlantic Trading Company, Inc., a Delaware corporation ("NATC"), the Persons executing this Agreement on the signature pages hereto and all other Persons who are "Stockholders" under the Exchange and Stockholders' Agreement dated as of June 25, 1997 (the "Original Agreement") or otherwise bound by the provisions thereof (such Persons, together with any Person who may hereafter become a stockholder party hereto as provided herein being referred to collectively as the "Stockholders" and, individually, as a "Stockholder").

                               W I T N E S S E T H
                               - - - - - - - - - -

           WHEREAS, NATC is seeking to recapitalize its debt and preferred stock obligations and, in connection therewith, to, among other things, enter into an Agreement and Plan of Merger (the "Agreement and Plan of Merger") with the
Company (the "Agreement and Plan of Merger"), currently a wholly-owned subsidiary of NATC, and NATC Merger Sub, Inc., a Delaware corporation and currently a wholly-owned subsidiary of the Company ("Merger Sub"), pursuant to which (i) Merger Sub will merge with and into NATC (the "Merger"), with NATC being the surviving corporation of the Merger, (ii) each share of voting common stock of NATC will be converted into one (1) share of voting common stock par value $0.01 per share common stock of the Company (the "Voting Common Stock"),
(iii) each outstanding share of common stock of Merger Sub will be converted into one share of voting common stock of NATC, as the surviving corporation of the Merger; and (iv) each outstanding share of Company common stock held by NATC will be cancelled;

           WHEREAS, as a result of the transactions described in the preceding preamble, following the Merger, NATC will become a wholly-owned subsidiary of the Company and the former shareholders of NATC (and the holders of options or warrants to acquire shares of NATC) shall become the shareholders (or holders of options or warrants to acquire shares) of the Company;

           WHEREAS, Stockholders under the Original Agreement holding a "Majority of Shares" (as defined therein) have the right, pursuant to Section
8.2 thereof, to amend the Original Agreement and such amendment shall be binding on all Stockholders and NATC;

           WHEREAS, in order to facilitate the recapitalization of NATC, the holders of a Majority of Shares wish to amend and restate the Original
Agreement, effective upon the Merger, to, among other things, confirm that the rights and obligations of the Stockholders with respect to their shares of voting common stock of NATC under the Original Agreement apply after the Merger with respect to their shares of Voting Common Stock, and to eliminate provisions of the Original Agreement that are no longer applicable; and


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           WHEREAS, to provide continuity of management and ownership of the
Company, the Stockholders desire to restrict the transfer and provide for the purchase or sale of the shares of Voting Common Stock or shares of Voting Common
Stock subject to options owned by them (collectively, the "Shares") under certain conditions and to provide for certain other rights and obligations with respect to the Shares, all in accordance with the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, effective upon consummation of the Merger, the Original Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1

                              BOLLORE RESTRICTIONS

           1.1 Bollore Restrictions. In view of the obligations of NATC under its distribution agreements Bollore Technologies, S.A., each of the Stockholders agrees to the following provisions:

           (a) Each of the Stockholders represents and warrants as follows:

               (i) Neither such Stockholder, nor any of such Stockholder's
          Affiliates, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong Kong, Singapore, Dubai, Qatar, Oman or Jordan.

               (ii) Neither such Stockholder, nor any of such Stockholder's
          Affiliates, (x) directly or indirectly, owns any Equity Interest in any Entity that, directly or indirectly manufactures, sells, markets distributes or otherwise promotes cigarette paper or paper booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong
          Kong, Singapore, Dubai, Qatar, Oman or Jordan); or (y) owns, directly or indirectly, 20% or more of an Equity Interest in any other Entity which, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes the sale of cigarette booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong
          Kong, Singapore, Dubai, Qatar, Oman or Jordan; except for the ownership of less than 10% of any Equity Interest of a company whose securities are publicly traded on a national securities exchange or a recognized over-the-counter or similar public market and less than 10% of whose assets and revenues are derived from manufacturing, selling, distributing, marketing or otherwise promoting cigarette paper booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong
          Kong, Singapore, Dubai, Qatar, Oman or Jordan.


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
               (iii) Neither such Stockholder, nor any of such Stockholder's
          Affiliates has the right to appoint a majority of the members of the Board of Directors of any Entity that, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper or paper booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong Kong, Singapore, Dubai, Qatar, Oman or
          Jordan or the Parent of such Entity

           (b) Each Stockholder covenants that such Stockholder shall not and shall cause such Stockholder's Affiliates not to do the following:

               (i) directly or indirectly take any actions that would make or cause its representations and warranties set forth in Section 1.1(c) to become untrue; and

               (ii) transfer any Shares or any other Equity Interest in the Company to any Entity which at the time of such transfer, (x) directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper or cigarette paper booklets in the United
          States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong Kong, Singapore, Dubai, Qatar, Oman or Jordan, other than a transfer of such Equity
          Interest pursuant to the Securities Act of 1933, as amended, or Rule
          144 promulgated thereunder (provided that such offering is not being effected for the purpose of transferring such Equity Interest to an Entity that, directly or indirectly, manufactures, sells, markets or otherwise promotes cigarette paper or paper booklets in the United
          States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong Kong, Singapore, Dubai, Qatar, Oman or Jordan); or (y) owns, directly or indirectly, 20% or more of an Equity Interest in any other Entity which, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes the sale of cigarette paper or cigarette paper booklets in the United States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong
          Kong, Singapore, Dubai, Qatar, Oman or Jordan or (z) or which serves as a director or officer or has the right to appoint an officer or director of the Board of Directors of any Entity that, directly or indirectly, manufactures, sells, markets distributes or otherwise promotes cigarette paper or cigarette paper booklets in the United
          States (including the District of Columbia and its territories, possessions and foreign military bases), Canada, Hong Kong, Singapore, Dubai, Qatar, Oman or Jordan or the Parent of such Entity.


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           (c) Each Stockholder covenants that such Stockholder shall certify in writing within five (5) days after a request from the Company, that such
Stockholder is not in breach of any of its representations and warrants set forth in Section 1.2(a).

           (d) For Purposes of this Section 1.2, the following terms shall have the respective meanings set forth below.

           "Affiliate" shall mean an Entity that is (i) a director, (ii) a beneficial holder or record holder, either directly or indirectly through one or more Subsidiaries, of at least 20% of any class of Equity Interest of the Entity or (iii) any spouse of the foregoing. For purposes of this definition
"beneficial" holder shall have the meaning set forth in Rule 13d-3 of the Securities and Exchange Act of 1934.

           "Entity" shall mean any person, corporation, partnership or other entity.

           "Equity Interest" shall mean the ownership of any class of equity security of an Entity (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of an Entity (including, but not limited to, any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in an Equity.

           "Parent" shall mean any Entity which owns directly or indirectly 50% or more of the Equity Interests of any class of an Entity or of another Parent of such Entity and/or has the ability to elect a majority of the directors of the Entity or another Parent of such Entity.

           1.2 Indemnification. Each Stockholder hereby agrees to indemnify NATC and the Company and their respective officers, directors and agents, and hold them harmless from and against any and all damages suffered and liabilities incurred by them (including reasonable costs of investigation, defense, and attorneys' fees) arising out of any breach by such stockholder of any of the covenants or agreements or any inaccuracy in the representations or warranties made by such Stockholder in this Agreement.

                                    ARTICLE 2

                                   MANAGEMENT

           2.1 Board of Directors.

           (a) The members of the Board of Directors will be chosen in accordance with the Company's Certificate of Incorporation and By-Laws, subject to Section 2.1(b) below in the case of Management Stockholders.

           (b) In order to ensure unity among the Management Stockholders and provide for continuity in management of the Company, each Management Stockholder agrees to vote all of its Shares of Voting Common Stock with respect to the election or removal of directors in such manner as such Stockholder may from


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time to time be directed in writing by Thomas F. Helms, Jr. ("Helms") and, if any Management Stockholder fails for any reason to vote such Stockholder's
Shares in accordance with the requirements of this Section 2.1(b), then Helms shall have the right to vote such Shares of Voting Common Stock as provided in this Section 2.1(b). Each Management Stockholder hereby constitutes and appoints
Helms with full power of substitution, such Stockholder's true and lawful proxy and attorney-in-fact, to vote, or to give a written consent with respect to, all of the Shares of Voting Common Stock owned by the grantor of the proxy for the election of persons to, or the removal of persons from, the Board of Directors.
Each Management Stockholder acknowledges that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by the General Corporation Law of the State of Delaware. Each such proxy granted under this Section 2.1(b) shall terminate at such time as the grantor is no longer obligated to vote such Stockholder's Shares of Voting Common Stock in accordance with the requirements of this Section 2.1(b) and, in all events, with respect to any Shares of Voting Common Stock upon the sale of such Shares by such grantor permitted hereunder pursuant to an effective Registration Statement under the Securities Act or Rule 144 thereunder. The vote of Helms in accordance with this
Section 2.1(b) shall control in any conflict between the vote of such Shares by Helms and a vote of such Shares by any such grantor.

           2.2 Transaction Approval. Each Stockholder hereby consents to and approves the Merger, the Agreement and Plan of Merger relating thereto and the transactions contemplated thereby.

                                    ARTICLE 3

                               TRANSFERS OF SHARES

           3.1 General Restrictions.

           (a) No Stockholder may Transfer all or any part of the Shares owned by such Stockholder, except as provided in this Agreement. Any purported
Transfer or purported purchase of any Shares or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. Any transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 3 to the same extent and in the same manner as any Stockholder desiring to make any Transfer.

           (b) In the event of any permitted Transfer, the transferee and all subsequent permitted transferees shall be bound and obligated by, and shall be entitled to the rights and benefits afforded to a Stockholder under the terms and provisions of this Agreement. As a condition precedent to any permitted
Transfer by a Stockholder of Shares, each purchaser, transferee or donee (other than a Stockholder who is already a party hereto) shall agree in writing to be bound by all of the provisions and conditions of this Agreement and shall become a Stockholder hereunder, and no such purchaser, transferee or donee shall be permitted to effect any Transfer of Shares which the transferring Stockholder is not permitted to make under this Agreement. Any purported Transfer of Shares by a Stockholder in contravention of this Agreement shall be null and void, and the Company agrees not to effectuate any such Transfer of Shares.


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           3.2 Permitted Transfers.

           (a) Each Stockholder shall have the right to Transfer all or any part of such Stockholder's Shares, if, and only if such Transfer has been approved by a majority of the members of the Board of Directors (excluding any member (or
Affiliate thereof) whose Shares are proposed to be Transferred);

           (b) Each Management Stockholder represents that it has caused its shareholders, partners or members, as the case may be, to agree to certain
Transfer restrictions on such Management Stockholder's Shares and to make certain representations and covenants, by executing an agreement in the form of Annex 1 attached hereto.

                                    ARTICLE 4

                              REPURCHASE OF SHARES

           4.1 Death of a Principal.

           (a) In the event of the death of any Management Stockholder or a Principal of a Management Stockholder (the "Decedent") and subject to the provisions of Sections 4.3 and 4.5 and the terms and conditions of any debt facilities, commercial paper facilities, indentures or other loan documents to which the Company or any of its subsidiaries is a party, as the same may be amended, modified, renewed, refunded, replaced, restated, substituted or refinanced (collectively, the "Loan Documents"), (i) in the event and to the extent the Company receives life insurance proceeds as a result thereof (other than key man insurance maintained for the benefit of lenders to the Company), the Company shall repurchase Shares from the Decedent's respective Affiliate corporation (or, if necessary, any Related Transferees) holding such Shares (the
"Decedent Holder"), and such Decedent Holder shall be obligated to sell Shares to the Company, at the purchase price per Share and on the terms and conditions set forth in Section 4.3 and (ii) in the event and to the extent that life insurance proceeds (if any) are insufficient to fund the repurchase of all Shares held by the Decedent Holder, subject to the existence of funds legally available therefor, the Company shall have the right and option, but not the obligation, to repurchase all or such portion of the remaining Shares held by the Decedent Holder and the Decedent Holder shall be obligated to sell such Shares to the Company, at the purchase price per Share and on the terms and conditions set forth in Section 4.3. Such option may be exercised by the Company giving Notice to the Decedent Holder of its election to so repurchase a Decedent
Holder's Shares. A Decedent Holder shall remain a Stockholder to the extent of any of the remaining Shares (after the repurchase of Shares contemplated by this Section 4.1(a)) subject to the terms of this Agreement.


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           (b) The Company at its option may maintain, or cause its Subsidiaries to maintain, insurance on the life of the Principals in such amounts as the
Company deems reasonable and upon such terms and conditions as the Company, in its sole discretion, shall deem to be appropriate and reasonable in light of the circumstances. The Company shall be the sole beneficiary of all such policies.

           4.2 Termination, Bankruptcy or Transfer of Stockholders. Subject to the provisions of Sections 4.3 and 4.5, in the event of (a) the termination of the employment with the Company or its subsidiaries of a Principal of a Management Stockholder other than by reason of his death, (b) the commencement by or against a Stockholder or a Principal, of a proceeding under any Federal or state law relating to bankruptcy, insolvency or debtor relief which shall remain undismissed for ninety (90) days, or the assumption or rejection of this Agreement or any part hereof in any such proceeding, or (c) the involuntary transfer of a Stockholder's Shares pursuant to court order or otherwise (each such event, a "Section 4.2 Event"), the Company may, at its option, exercisable by delivering a Notice to the appropriate Stockholder on or before the expiration of one hundred eighty (180) days after the occurrence such Section
4.2 Event, elect to repurchase, and upon the giving of such Notice the Company shall be obligated to repurchase and the Stockholder shall be obligated to sell, all the Shares owned by the Stockholder at the price and on the terms and conditions set forth in Section 4.3.

           4.3 Repurchase Price, Closing and Terms of Payment.

           (a) The repurchase price to be paid for Shares repurchased or redeemed pursuant to Sections 4.1 and 4.2 shall be equal to the Fair Market
Value of such Shares as of the date on which the Company exercises its rights to repurchase such Shares, and such repurchase price shall be paid in cash.

           (b) The closing for any repurchase of Shares (or portions thereof) provided for in this Article 4 shall be held at the principal executive offices of the Company at 10:00 a.m. eastern time on the later of (i) the fifteenth
Business Day after the determination of the repurchase price for such Shares (or portion thereof) to be repurchased or redeemed, or (ii) in the event of the death of a Principal for which the Company maintains a life insurance policy pursuant to Section 4.1(c), the second Business Day following receipt by the Company of the insurance proceeds from such policy.

           (c) The Stockholders disposing of Shares pursuant to this Article 4 shall cause such Shares to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind. Such Stockholders shall take all such actions as the Company shall request to vest in the Company at such closing good and marketable title to such Shares, free and clear of all liens, charges and encumbrances.

           4.4 No Right of Employment. No right of employment of any Principal is implied either by ownership of Shares or by any provision of this Agreement.


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           4.5 Prohibition of Repurchase. In the event a repurchase of all or a portion of a Stockholder's Shares pursuant to this Article 4 is prohibited or would cause a default under the terms of this Agreement or any Loan Document or other agreement, instrument or law to which the Company is a party or may otherwise be bound, the obligations of the Company and the rights of
Stockholders pursuant to this Article 4 shall be suspended until such time as such prohibition first lapses or is waived and no such default or violation would be caused. In no event shall the Company be obligated hereunder to incur any debt, refinance any existing debt or issue additional Shares.

                                    ARTICLE 5

                CERTAIN RIGHTS AND OBLIGATIONS TO TRANSFER SHARES

           5.1 Tag-Along Right. Subject to the rights of the holders of the warrants issued pursuant to (i) the Warrant Agreement, dated as of June 25, 1997, between NATC and United Trust Company of New York, as warrant agent, (ii) the Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment
Management, LLC by NATC, dated September 30, 2002 and (iii) the Warrant to
Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by
NATC, dated as of June 4, 2001, and the rights of any other third parties to whom the Company may provide "tag-along" or similar rights:

           (a) In the event of a proposed Transfer by one or more Stockholders
(the "Selling Stockholders") in one transaction or a series of related transactions of 15% or more of the outstanding shares of Voting Common Stock to any Person or group of Persons other than, in the case of any Stockholder, an Affiliate of such Stockholder (the "Proposed Purchaser"), each other Stockholder shall have the right (the "Tag-Along Right") to require the Proposed Purchaser to purchase from such other Stockholder a number of Shares owned by such Stockholder equal to the total number of Shares to be sold by the Selling
Stockholders to the Proposed Purchaser (collectively, the "Transfer Shares") multiplied by a fraction, the numerator of which is the number of Shares
(including the number of Shares issuable upon the exercise of options) owned by such Stockholder, and the denominator of which is the total number of Shares and the total number of Shares issuable upon the exercise of options owned by all of the Selling Stockholders. The purchase price for any Shares purchased from each Stockholder exercising Tag-Along Rights pursuant to this Section 6.1 shall be the same amount and form of consideration as that paid, directly or indirectly, for the Shares being purchased from the Selling Stockholders.

           (b) The Selling Stockholders proposing the Transfer shall, as soon as practicable prior to such proposed Transfer, but in no event less than ten days prior to such Transfer, give Notice to each other Stockholder of such proposed
Transfer. Such notice (the "Notice of Proposed Transfer") shall set forth: (i) the total number of Shares outstanding prior to the proposed Transfer, (ii) the number of Shares being so Transferred, (iii) the amount of consideration being paid for the Shares, and (iv) the closing date, terms of payment and other terms and conditions of the proposed Transfer.


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           (c) The Tag-Along Right may be exercised by a Stockholder giving
Notice to the Selling Stockholders, stating the number of Shares that such
Stockholder proposes to include in such Transfer to the Proposed Purchaser, within five Business Days following such Stockholder's receipt of the Notice of
Proposed Transfer. If no such Notice to participate is received from any
Stockholder during such five-day period, the Selling Stockholders shall have the right, for a 120-day period after the expiration of such five-day period, to transfer the Shares specified in the Notice of Proposed Transfer to the Proposed
Purchaser on the terms and conditions set forth therein.

           5.2 Take-Along Right. In the event of a proposed Transfer by one or more Stockholders (in one transaction or a series of related transactions) to a Person or Group of Persons other than, in the case of any Stockholder, an Affiliate of such Stockholder, of 51% or more of the outstanding shares of Voting Common Stock (the "Take-Along Selling Stockholders") to an unaffiliated third party or propose to approve a sale of the assets to, or a merger of the Company with, an unaffiliated third party, the Take-Along Selling Stockholders shall have the right, exercisable upon fifteen (15) days' prior Notice to the other Stockholders to consummate such sale of such Shares and to require other
Stockholders to sell to such third party the same proportionate part of their respective Shares as the Take-Along Selling Stockholders propose to sell of the Shares owned by them or to require the other Stockholders to approve such sale of assets or merger, for a price per Share (if applicable) and otherwise upon terms no less favorable to such other Stockholders than those on which the sale or other transaction by the Take-Along Selling Stockholders is proposed to be made.

           5.3 Registration Rights. The Company hereby agrees that the
Stockholders shall have the right to include their Shares (including Shares issuable upon the exercise of options) in any registration statement under the Securities Act filed by the Company for the account of any of its holders of Voting Common Stock (other than a registration statement on Form S-8) (a
"Piggy-Back Registration") upon terms and conditions no less favorable to such Stockholders than those provided to the holders of warrants to purchase shares of common stock pursuant to the Registration Rights and Stockholders' Agreement between the Company and NatWest Capital Markets Limited being entered into by the Company on the date hereof.

                                    ARTICLE 6

                            RESTRICTIVE ENDORSEMENTS

           6.1 Restrictive Endorsements.

           (a) (i) Each certificate representing the Shares now or hereafter held by a Stockholder shall bear a legend in substantially the following form:

               The Shares represented by this Certificate are subject to an Amended and Restated Exchange and Stockholders' Agreement (the
          "Stockholders' Agreement") dated as of February 9, 2004, a copy of which is on file at the offices of the Company and will be furnished


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
          to any prospective purchasers on request. Such Stockholders' Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge, hypothecation or other disposition of the Shares represented by this Certificate, and that under certain circumstances the holder hereof may be required to sell the Shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholders'
          Agreement. The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act.

               (ii) Each Stockholder agrees that it will deliver, as necessary, all Certificates representing Shares owned by it to the Company for the purpose of affixing thereto the legend specified in this Section
          6.1(a).

           (b) Removal of Certain Restrictive Legends. Anything herein to the contrary notwithstanding, Certificates representing Shares sold pursuant to a public offering permitted hereunder shall not contain the legend set forth in the last sentence of Section 6.1(a)(i) above.

                                    ARTICLE 7

                                   DEFINITIONS

           In addition to terms defined elsewhere herein, as used herein, the following terms shall have the following meanings, unless the context otherwise requires:

           "Affiliate" of a specified Person means any Person who directly or indirectly controls, is controlled by, or is under common control with, such Person.

           "Agreement" means this Exchange and Stockholders' Agreement, as amended, supplemented or otherwise modified from time to time.

           "Board of Directors" shall mean the Board of Directors of the Company.

           "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the state of New York) on which banks are open for business in New York City.

           "Company" shall have the meaning set forth in the preamble hereof.

           "Decedent" shall have the meaning set forth in Section 4.1(a).

           "Decedent Holder" shall have the meaning set forth in Section 4.1(a)


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           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Fair Market Value" shall mean, as of any date of determination with respect to any Shares, the fair market value of such Shares as agreed to by the Company and the applicable Stockholder or Stockholders obligated to sell Shares pursuant to Article 4 hereof in any particular transaction. In the event the Company and such Stockholders are unable to agree upon the Fair Market Value within thirty (30) days following the event requiring a determination of Fair
Market Value, the Company and the holders of a Majority of the Shares held by such Stockholders (the "Majority Holders") shall select an independent investment banking firm to determine Fair Market Value. In the event the Company and such Majority Holders cannot agree on an investment banking firm to perform the determination of Fair Market Value within ten (10) Business Days following the expiration of the 30-day period described above, the Company and such Majority Holders each shall select an independent investment banking firm and the two so selected shall select a third independent investment banking firm which shall determine Fair Market Value. The investment banking firm selected shall not have a direct or indirect interest in the Company, any Stockholder or any Affiliate thereof and may not otherwise be affiliated with, or have provided services within the preceding two years to, any such Person; provided, however, an investment banking firm shall not be deemed to have a direct or indirect interest in any Stockholder solely because such firm owns less than three percent (3%) of a fund or trust that does not hold any Shares directly or indirectly but which is an Affiliate of a fund or trust that does own Shares directly or indirectly. For purposes of this Agreement, Fair Market Value shall mean the value that would be obtained for such Shares in the event all outstanding shares of Voting Common Stock were sold in their entirety on that date to an unaffiliated third party with neither the buyer or seller under any compulsion to act, based on financial information of the Company and its Subsidiaries as of the date of determination, but taking into account all relevant factors relating to the Company and its Subsidiaries (including, if any, business developments since such date and all obligations and liabilities
(including all joint and several obligations and liabilities) of the Company and its Subsidiaries), and without giving effect (a) to any discount for the lack of
(i) liquidity, (ii) public trading market for the Shares, or (ii) any voting rights or lack thereof with respect to the Shares, (b) to the fact that the Company and its Subsidiaries may have no equity securities registered under the Exchange Act, or that the Stockholder has a minority interest in the Company,
(c) to any contract limitation in respect of the Shares, including their transfer, voting and other rights, and (d) to the taxable nature of such sale and the status of a Stockholder as a holder of a "minority interest" in the Shares being valued. The fees and expenses incurred in connection with the determination of Fair Market Value shall be shared equally by the Company, on the one hand, and the affected Stockholders, on the other hand.

           "Helms" means Thomas F. Helms, Jr.

           "Loan Documents" shall have the meaning set forth in Section 4.1(a).


                                       11

           "Majority" means, with respect to any Shares and except is otherwise expressly provided herein, the affirmative vote or written consent, as the case may be, of Stockholders holding more than sixty-five percent (65%) of the total number of Shares held by all Stockholders.

           "Management Stockholders" shall mean the Stockholders listed on
Schedule 2 hereto that are designated thereon as Management Stockholders.

           "Merger" shall have the meaning set forth in the premises hereof.

           "Merger Sub" shall have the meaning set forth in the premises hereof.

           "NATC" shall have the meaning set forth in the preamble hereof.

           "Notice" means a writing, containing the information required by this Agreement to be communicated to a party, and shall be deemed to have been received (a) when personally delivered or sent by telecopy, (b) one day following delivery by overnight delivery courier, with all delivery charges pre-paid, or (c) on the third Business Day following the date on which it was sent by United States mail, postage prepaid, to such party at the address or fax number, as the case may be, of such Person as shown on the records of the Company.

           "Person" means any natural person, corporation, partnership, limited liability company, firm association, trust, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

           "Principal" means the individual, if any, listed below a Management Stockholder's name on Part A. of Schedule 2 hereto.

           "Related Transferees" means, with respect to any Stockholder, the Principal of such Stockholder, his spouse, his children, trusts solely for the benefit of such Principal, spouse or children and, in the event of his death, his personal representatives (in their capacities as such), estate and named beneficiaries.

           "Section 4.2 Event" shall have the meaning set forth in Section 4.2.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Shares" shall have the meaning set forth in the preamble.

           "Stockholder" or "Stockholders" shall have the respective meanings set forth in the preamble hereof.

           "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time, capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity of which such Person, together with its other Subsidiaries, has more than a 50% equity interest.

           "Transfer" or "Transferred" means (a) when used as a verb, to give, sell exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (b) when used as a noun, the nouns corresponding to such verbs in either case voluntarily or involuntarily, by operation of law or otherwise. When referring to Shares, "Transfer" shall mean the Transfer of such whether of record, beneficially, or otherwise. For purposes of this Agreement, a Transfer shall not include the initial issuance of Shares to a Stockholder pursuant to Section 1.1 hereof.

           "Voting Common Stock" shall have the meaning set forth in the premises hereof.


                                    ARTICLE 8

                                  MISCELLANEOUS

           8.1 Waiver of Default. No consent or waiver, express or implied, by the Company or a Stockholder with respect to any breach or default by the Company or a Stockholder hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Stockholder to complain of any act or failure to act of the Company or a Stockholder or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Stockholder of any rights hereunder.

           8.2 Amendment.

           (a) Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by Stockholders holding a Majority of Shares.

           (b) In addition to any amendments otherwise authorized herein, the Company may make any amendments to any of the Schedules to this Agreement from time to time to reflect transfers of Shares and issuances of additional Shares. Copies of such amendments shall be delivered to each of the Stockholders promptly upon execution thereof.

           (c) Any modification or amendment to this Agreement made in accordance with this Section 8.2 shall be binding on all Stockholders and the Company.

           8.3 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. The parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other Person.

           8.4 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

           8.5 Binding Agreement. Subject to the restrictions on Transfers of Shares herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

           8.6 Effectiveness of Agreement. This Agreement shall take effect upon the effective time of the Merger under the General Corporation Law of the State of Delaware (the "Effective Time"), or, if later, upon the execution and delivery of this Agreement by the holders of a Majority of Shares; provided, however, that in the event that such Effective Time shall not have occurred on or before June 30, 2004, this Agreement shall terminate and be of no further effect.

           8.7 Headings. The headings of sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

           8.8 Word Meanings. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

           8.9 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

           8.10 Entire Agreement. This Agreement, as effective on the date hereof, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior writings or agreements with respect to such subject matter.

           8.11 Arbitration. Except as otherwise provided herein, any dispute arising out of or relating to this Agreement between or among the Company and one or more Stockholders or between or among the Stockholders which cannot be resolved informally within sixty (60) days after referral of such dispute to the appropriate management level of such Stockholders shall be subject to arbitration in New York City in accordance with the rules and procedures of the American Arbitration Association in the State of New York. A Stockholder seeking to take a matter to arbitration shall provide the other Stockholders and the Company with written Notice of such intent. Within thirty (30) days following the issuance of such Notice, each Stockholder (or, if more than two Stockholders are involved, holders of a Majority of Shares held by the participating Stockholders) involved in the dispute shall appoint an arbitrator and within fifteen (15) days thereafter the arbitrators so chosen shall select a third arbitrator. Each of the three arbitrators chosen shall have no current or prior affiliation with any of the Stockholders to the arbitration. The three arbitrators shall promptly hold hearings in accordance with the rules and guidelines of the American Arbitration Association. The arbitrators shall render a decision, in writing, as quickly as practicable, but in no event after the 90th day following the initial Notice hereunder. The costs of the arbitration, including reasonable attorneys' fees and expenses, shall be borne in accordance with the decision of the arbitrators. The majority decision of the arbitrators shall be final and binding on the parties and a judgment may be entered upon such decision in all appropriate jurisdictions. Except as otherwise provided herein, arbitration as provided in this Section 7.10 shall be a condition precedent to the filing or institution of any proceeding relating to or arising out of this Agreement in any court or administrative body. The parties shall be obligated to continue performance under this Agreement during the pendency of any dispute arising under this Agreement and any resulting arbitration proceeding.

           8.12 Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed according to and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction and venue of the state courts of New York County, New York and the United States District Court for the Southern District of New York, and agree that the Company or the Stockholders may, at their option, enforce their rights hereunder in such courts.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

             THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                      WHICH MAY BE ENFORCED BY THE PARTIES.

                     COMPANY:

                     NORTH ATLANTIC HOLDING COMPANY, INC.

                     By:  /s/ Thomas F. Helms, Jr.
                         ----------------------------------------------------
                           Name:  Thomas F.  Helms, Jr.
                           Title: President


                     NORTH ATLANTIC TRADING COMPANY, INC.

                     By:  /s/ Thomas F. Helms, Jr.
                         ----------------------------------------------------
                          Name:  Thomas F.  Helms, Jr.
                          Title: President


                           STOCKHOLDERS:

                           HELMS MANAGEMENT CORP.

                           By:  /s/ Thomas F. Helms, Jr.
                               ----------------------------------------------
                               Name:  Thomas F.  Helms, Jr.
                               Title: President


                                   /s/ Thomas F. Helms, Jr.
                                  -------------------------------------------
                                  Thomas F.  Helms, Jr.

                           FLOWING VELVET PRODUCTS, INC.

                           By:  /s/ Herbert Morris
                                -----------------------------------------------
                                Name:  Herbert Morris
                                Title: President


                           LANGSTON ENTERPRISES, INC.

                           By: /s/ Maurice R. Langston
                               ------------------------------------------------
                               Name:   Maurice R.  Langston
                               Title:  President

                           ALAN M, INC.

                           By:
                               ----------------------------------------------
                                Name:  Alan R.  Minsterketter
                                Title: President


                           C.D. RAY, INC.

                           By: /s/ Clifford D. Ray
                               ------------------------------------------------
                               Name:  Clifford D.  Ray
                               Title: President


                           RBO INC.

                           By:
                               ----------------------------------------------
                               Name:   Raymond B.  Orlandi
                               Title:  President


                           J. MARTIN ASSOCIATES, INC.

                           By:
                               ----------------------------------------------
                               Name:   Jay Martin
                               Title:  President


                           PINNACLE INVESTORS, INC.

                           By:
                               ----------------------------------------------
                                Name:  Daniel I.  Siegel
                                Title: President


                           S.L. DICKMAN, INC.

                           By:
                               ----------------------------------------------
                               Name:  Stephen L.  Dickman
                               Title: President


                           ALVIN F. FEIGE, JR., INC.

                           By:
                               ----------------------------------------------
                                Name:   Alvin F.  Feige, Jr.
                                Title:  President

                           JAMES H.  HINELY, III, INC.

                           By:
                               ------------------------------------------------
                                Name:  James H.  Hinely, III
                                Title: President


                           CNK ENTERPRISES, INC.

                            By: /s/ Christopher N. Kounnas
                                -----------------------------------------------
                                Name:  Christopher N. Kounnas
                                Title: President


                           D. LEE GOODIN, INC.

                           By:
                               ------------------------------------------------
                               Name:   David L.  Goodin
                               Title:  President


                           SHERMAN V.  ABLE, JR., INC.

                           By:
                               ------------------------------------------------
                               Name:  Sherman V.  Able, Jr.
                               Title: President


                           GARY L.  MCGAUGHEY, INC.

                           By:
                               ------------------------------------------------
                               Name:   Gary L.  McGaughey
                               Title:  President


                           M. LEE MAYVILLE, INC.

                           By:
                               ------------------------------------------------
                                Name:  M. Lee Mayville
                                Title: President


                           JOHN W.  TODD, INC.

                           By:
                               ------------------------------------------------
                               Name:  John W. Todd
                               Title: President

                           FISH GROUP, LLC

                           By:
                               ------------------------------------------------
                                Name:  Jeffrey S. Hay
                                Title: Member


                           RICHARD M., INC.

                           By:
                                -----------------------------------------------
                                 Name:  Richard A.  Mudd
                                 Title: President


                           LOWELL, INC.

                           By:
                               -------------------------------------------------
                                Name:  Norman L.  Jenkins
                                Title: President


                               -------------------------------------------------
                               Lynn Swann


                           AFRICK FAMILY FOUNDATION INC.


                            By: /s/ Jack Africk
                                -----------------------------------------------
                                Jack Africk


                               /s/ David I. Brunson
                               ------------------------------------------------
                               David I. Brunson


                               ------------------------------------------------
                               Ronald B. Beasley


                               ------------------------------------------------
                               John Czerewko


                               ------------------------------------------------
                               Eugene Hayes


                               ------------------------------------------------
                               Douglas Walcoff

                               ------------------------------------------------
                               Paul D. Wilhour


                               ------------------------------------------------
                               Duane A. Wright


                               ------------------------------------------------
                               E. Rabon Carlin


                               ------------------------------------------------
                               Jeffrey J. Hay


                               /s/ Lawrence Wexler
                               ------------------------------------------------
                               Lawrence Wexler


                                /s/ Robert Millikan
                               ------------------------------------------------
                               Robert Milliken


                               ------------------------------------------------
                               Sherman V. Able


                               ------------------------------------------------
                               Casey J. Cooper


                               ------------------------------------------------
                               Patricia Hall Helms


                               ------------------------------------------------
                               Christopher N. Kounas


                               ------------------------------------------------
                               Scott D. Pritchett


                               ------------------------------------------------
                               John K. Vandivier

                               ------------------------------------------------
                               Curtis Berry


                               ------------------------------------------------
                               Don Davis

                               ------------------------------------------------
                               James Dobbins


                               ------------------------------------------------
                               Kevin Garris


                               ------------------------------------------------
                               Trent Grantz



                               ------------------------------------------------
                               Ken Hagler



                               ------------------------------------------------
                               Edward Hickerson


                               ------------------------------------------------
                               James Murray



                               ------------------------------------------------
                               Clark Sturdivant


                               ------------------------------------------------
                               Ronald Tully


                               ROBERT MAURICE GRUNDER MEMORIAL FUND


                               By:
                               ------------------------------------------------


                               THE CLEVELAND CLINIC FOUNDATION


                               By:
                               ------------------------------------------------

                           SECREST HOLDINGS


                           By:
                               ------------------------------------------------
                               Name:   Mark Secrest
                               Title:  General Partner


                           GUGGENHEIM CORPORATE FUNDING, LLC


                           By:
                               ------------------------------------------------
                                Name:   Todd Boehly
                                Title:  President


                           THE GROTON SCHOOL


                           By:
                               ------------------------------------------------
                                Name:
                                Title:


                           JEWISH COMMUNAL FUND


                           By:
                               ------------------------------------------------
                                Name:
                                Title:


                           ST. BERNARD'S SCHOOL


                           By:
                               ------------------------------------------------
                                Name:
                                Title:


                           WESLEYAN UNIVERSITY


                           By:
                               ----------------------------------------------
                                Name:
                                Title:

                           YALE UNIVERSITY


                           By:
                               ------------------------------------------------
                               Name:
                               Title:

                                   SCHEDULE 2

Part A.    COMMON STOCK OWNERSHIP

Name and Address                            Number of Shares of Common Stock
----------------                            --------------------------------

Sherman V. Able (*)                                             250
       257 Park Avenue South
       7th Floor
       New York, NY 10010

Sherman V. Able, Jr., Inc. (*)                                2,087
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Sherman V. Able, Jr.

Africk Family Foundation Inc (*)                              6,250
       16680 Echo Hollow Circle
       Delray Beach, FL 33484

Alan M, Inc. (*)                                             27,613
       3029 Muhammed Ali Boulevard
       Louisville, KY  40212
       Principal:  Alan R. Minsterketter

Alvin F. Feige, Jr., Inc. (*)                                 3,136
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Alvin F. Feige, Jr.

Ronald Beasley (*)                                            1,250
       161-H West Hartley Drive
       High Point, NC 27265

David I. Brunson                                              2,250
       257 Park Avenue South
       New York, NY  10010

C.D.   Ray, Inc. (*)                                         17,728
       23 East Ridge Lane
       Mt. Kisco, NY 10549
       Principal: Clifford Ray

E. Rabon Carlin (*)                                             625
       Route 2, Box 352
       Ramer, TN 38367

Name and Address                               Number of Shares of Common Stock
----------------                               --------------------------------

The Cleveland Clinic Foundation                               7,000
       c/o North Atlantic Trading Company, Inc.
       257 Park Avenue South
       New York, NY 10010

CNK Enterprises, Inc. (*)                                     8,377
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Christopher N. Kounnas

Casey J. Cooper (*)                                             100
       257 Park Avenue South
       7th Floor
       New York, NY 10010

John Czerewko (*)                                               300
       28534 Sunset Boulevard
       Lathrup Village, MI 48076

Fish Group, LLC                                               3,940
       NationsBank Corporate Center
       100 North Tryon, Suite 2900
       Charlotte, North Carolina 28202
       Attention: Jeffrey S. Hay

Flowing Velvet Products, Inc.                                37,990
       3 Points of View
       Warwick, New York  10990
       Attention:  Herbert Morris

Gary L. McGaughey, Inc. (*)                                     833
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Gary L. McGaughey

The Groton School                                               778
       PO Box 991 Farmers Row
       Groton, MA 01450-0991

Guggenheim Corporate Funding, LLC                            10,984
       257 Park Avenue South
       7th Floor
       New York, NY 10010

Name and Address                           Number of Shares of Common Stock
----------------                           --------------------------------

Jeffrey J. Hay (*)                                      2,250
       257 Park Avenue South
       7th Floor
       New York, NY 10010

Eugene Hayes (*)                                          625
       8 Deborah Drive
       Walpole, MA 02081

Helms Management Corp. (*)                            268,800
       257 Park Avenue South
       New York, NY  10010
       Principal:  Thomas F. Helms, Jr.

Patricia Hall Helms                                      5000
       Attn: Allan Mantel
       Stein Riso Hantel Haspel & Jacobs, Inc.
       405 Lexington Avenue
       New York, NY 10022-1302

J.     Martin Associates, Inc. (*)                     12,137
       4A Oxford Street
       Chevy Chase, Maryland 20815
       Principal:  Jay Martin

James H. Hinely, III, Inc. (*)                          4,184
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  James H. Hinely, Jr.

Jewish Communal Fund                                    4,387
       Attn: S. Allen Dubow
       130 East 59th St., STE 1204
       New York, NY 10022-13-2

John W. Todd, Inc. (*)                                  1,675
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  John W. Todd

Christopher N. Kounas (*)                               1,625
       257 Park Avenue South
       7th Floor
       New York, NY 10010

Name and Address                             Number of Shares of Common Stock
----------------                             --------------------------------

Langston Enterprises, Inc. (*)                              37,038
       257 Park Avenue South
       New York, NY  10010
       Principal:  Maurice R. Langston

D. Lee Goodin, Inc. (*)                                        833
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  David L. Gooden

Lowell, Inc.                                                 4,480
       737 South Thirteenth Street
       Louisville, Kentucky  40210
       Attention: Norman L. Jenkins

M. Lee Mayville, Inc. (*)                                   1,675
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Malcolm L. Mayville

Pinnacle Investors, Inc.                                     4,480
       184 Rivervale Road
       River Vale, New Jersey 07675
       Attention:  Daniel I. Siegel

Scott D. Pritchett (*)                                         625
       257 Park Avenue South
       7th Floor
       New York, NY 10010

RBO Inc. (*)                                                 8,321
       3029 Muhammed Ali Boulevard
       Louisville, KY  40212
       Principal:  Raymond Orlandi

Richard M., Inc.                                             7,000
       737 South Thirteenth Street
       Louisville, Kentucky  40210
       Attention: Richard A. Mudd

Robert Maurice Grunder Memorial Fund                         6,725
       c/o North Atlantic Trading Company, Inc.
       257 Park Avenue South
       New York, NY 10010

Name and Address                               Number of Shares of Common Stock
----------------                               --------------------------------

S.L. Dickman, Inc. (*)                                   4,184
       3029 Muhammed Ali Boulevard
       Louisville, Kentucky 40212
       Principal:  Stephen I. Dickman

St. Bernard's School                                       834
       4 East 98th Street
       New York, NY 10029

Mark F. Secrest                                         10,000
       22 West 26th Street
       Apt. 6E
       New York, NY 10010

Lynn Swann                                                4,480
       600 Grant Street
       Suite 4870
       Pittsburgh, Pennsylvania 15219

John K. Vandivier (*)                                      500
       257 Park Avenue South
       7th Floor
       New York, NY 10010

Douglas Walcoff (*)                                        625
       3785 Lakeshore Drive
       Marietta, GA 30067

Wesleyan University                                      6,667
       c/o Barbara-Jan Wilson
       Vice President of University Relations
       318 High Street
       Middletown, CT 06459

Paul D. Wilhour (*)                                       625
       One Bella Aliza
       Tuscany Hills, CA 92532

Duane A. Wright (*)                                       625
       3400 Long Hollow Road
       Knoxville, TN 37938

Yale University                                         7,334
       265 Church Street, 15th Floor
       New Haven, CT 06510-7003

(*) Denotes Management Stockholders.

PART B.    OPTION HOLDERS

           Jack Affrick

           Curtis Berry

           David I. Brunson

           Don Davis

           James Dobbins

           Kevin Garris

           Trent Grantz

           Ken Hagler

           Jeffrey Hay

           Edward Hickerson

           Robert Milliken

           James Murray

           Clark Sturdivant

           John Todd

           Ronald Tully

           Lawrence Wexler